Exhibit 10.23

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 230.406

PREMIER PURCHASING PARTNERS, L.P.

GROUP PURCHASING AGREEMENT – CAPITAL EQUIPMENT

COVER SHEET

CONTRACT SHEET

Contract Number: PP-NS-347

1.      The “Parties” to this Group Purchasing Agreement are: Premier Purchasing Partners, L.P. (“Purchasing Partners”)

2320 Cascade Pointe Boulevard Charlotte, NC 280208 Attention: Vice President, Group Purchasing [...***...] (fax)

Contract Mgr/Directors: [...***...]

Masimo Corporation (Seller) 40 Parker Road Irvine, CA 92618 Attention: Jim Beyer, VP, National Accounts 949-297-7011 (phone) 949-751-8348 (fax)

2. Product Category:	Pulse Oximeters

3. Effective Date:	3/1/2006

4. Expiration Date:	12/31/2008

5. Term of Agreement (months):	34 Months

6. Purchasing Partners Administrative Fee:	[…***…] (Section 10.1)

7. Large Order Dollar Threshold:	NA

8. Administrative Fee Payment Frequency	Monthly (section 10.2)

9. Early Payment Discount	NA

10. HIPAA CERTIFICATION Seller to initial here if Seller is NOT a Business Associate within the meaning of 45 C.F.R. § 160.103, in which case the attached HIPAA Addendum is NOT applicable.

This Group Purchasing Agreement (the “Agreement”) is comprised of the following documents and is entered into by the Parties as of the effective Date set forth in Item 3 above:

i.	This Cover Sheet

ii.	The attached Purchasing Partners Standard Terms and Conditions

iii.	The attached Additional Terms and Conditions (if any)

iv.	The attached HIPAA Addendum (if applicable); and

v.	The following attached exhibits

Exhibit A: Products and Services	Exhibit G: Seller Information Sheet

Exhibit B: Membership Roster Access Instructions	Exhibit H: Intentionally Omitted

* Confidential Treatment Requested

© 2005 BY PREMIER PURCHASING PARTNERS, L.P. THIS DOCUMENT MAY NOT BE REPRODUCED IN ANY FORM WITHOUT THE EXPRESS PERMISSION OF PREMIER PURCHASING PARTNERS, L.P.

PREMIER PURCHASING PARTNERS, L.P.

GROUP PURCHASING AGREEMENT - CAPITAL EQUIPMENT

GROUP PURCHASING AGREEMENT- CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

Exhibit C: Authorized Distributors	Exhibit I: Additional Warranties

Exhibit D: Reporting Formats Access Instructions	Exhibit J: Intentionally Omitted

Exhibit E: Payment Instructions	Exhibit K: Seller’s Returned Goods Policy

Exhibit F: Minority, Woman-Owned and Small Business Policy	Exhibit L: Ordering Instructions

PREMIER PURCHASING PARTNERS, L.P.	SELLER: Masimo Corporation

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

CONTRACT NUMBER: PP-NS-347

By:	PREMIER PLANS, L.L.C.,
Its General Partner

By:	/s/ John H. Biggers	By:	/s/ Jim Beyer
Printed Name: John H. Biggers		Printed Name: Jim Beyer

Title:	Group Vice President, Sourcing	Title:	Vice President, National Accounts

By:	/s/ John W. Hargette
Printed Name: John W. Hargette
Title:	Vice President, Sourcing

WHEREAS, Purchasing Partners is an affiliate of Premier, Inc. (“Premier”), and an alliance of hospitals and health care organizations.

WHEREAS, Premier’s core objective is to improve the health of communities.

WHEREAS, such core objective as well as the objective of helping to assure that patients receive safe and efficacious care can be accomplished in part, by achieving economies of scale and innovations through group strategies and shared resources;

WHEREAS, group purchasing is a fundamental way hospitals and health systems cooperate to reduce the costs of providing health services;

WHEREAS, Premier’s capital equipment group purchasing operated is operated by Purchasing Partners;

WHEREAS, Seller is a manufacturer and supplier of capital equipment;

WHEREAS, Seller has offered to provide Products and services to the Premier membership consistent with the terms of this Agreement;

WHEREAS, Purchasing Partners has committed to comply with the Best Ethical Practices for the Group Purchasing Industry, prepared by Professor Kirk O. Hanson and released on October 23, 2002 (the “Best Ethical Practices”), the requirements of the Health Industry Group Purchasing Association Code of Conduct, adopted on July 24, 2002 (the “HIGPA Code”), and the additional commitments made by Purchasing Partners to Senator Herb Kohl and Senator Mike DeWine of the Subcommittee on Antitrust, Competition and Business and Consumer Rights in a letter dated August 5, 2002, (the “Additional Commitments”). The Best Ethical Practices, HIGPA Code and Additional Commitments are referred to collectively herein as the “Premier Ethical Standards”.

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

WHEREAS, by entering into this Agreement with Seller it is Purchasing Partners’ expectation that Seller, in its dealings with Purchasing Partners under this Agreement, will respect Purchasing Partners’ commitment to comply with the Premier Ethical Standards.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and sufficient consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

1. TERM OF AGREEMENT. This Agreement will remain in effect for the period of time set forth in Item 5 of the Cover Sheet.

2. PRODUCTS COVERED. Seller hereby agrees to provide the products and services described in Exhibit A hereto (referred to herein as “Products” and “Services”) pursuant to the terms of this Agreement. Upon Purchasing Partners’ request, Seller shall provide Purchasing Partners with written notice of any Products in Exhibit A which are not manufactured by Seller (i.e., those Products which are manufactured by a third party), setting forth the Product name and the name of the actual manufacturer. Any additions or deletions of Products from Exhibit A shall not be effective unless evidenced by an amendment signed by both Parties. [...***...]

Seller hereby represents and warrants that the technology contained in the Products is the latest technology currently available from Seller with respect to the Products’ functions and any new versions of the Products or enhancements to the Products (including without limitation evolutionary versions, software and/or hardware upgrades or new releases) which offer improved effectiveness or functionality shall be referred to herein as “Improvements”. Additionally, Seller warrants that all Products covered under this Agreement, shall be capable of being upgraded to the next generation platform, whenever the next generation products become commercially available. In the event Seller begins marketing Improvements at any time within twelve months of the sale of any Products hereunder, Seller shall provide such Improvements free of charge to Participating Members which purchase or have purchased Products during such 12-month period under this Agreement which do not contain the Improvements. In addition, should any of the Products covered under this Agreement not be compatible with and/or capable of being upgraded to match the performance of the next generation products, Seller shall provide a replacement of the Products at no charge to Participating Members.

3. PARTICIPATING MEMBERS. Set forth in Exhibit B of this Agreement are instructions for accessing and downloading the list of Premier members (“Participating Members”), who shall have the right to purchase Products and services in accordance with this Agreement. The list of Participating Members (the “Membership Roster”) may be amended by Purchasing Partners from time to time and Purchasing Partners reserves the right to provide the Membership Roster in other suitable forms. The Parties hereto acknowledge that Participating Members may include entities/facilities which are accessing the benefits of this Agreement

* Confidential Treatment Requested

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

through participation in the group purchasing programs operated by Purchasing Partners’ affiliate, Provider Select, LLC (“Provider Select”) rather than Purchasing Partners itself. Such entities/facilities shall nonetheless be deemed Participating Members under this Agreement. Seller shall be responsible for routinely maintaining the current Membership Roster. New Participating Members added to the Membership Roster shall be eligible to participate under this Agreement upon the relevant date set forth in the Membership Roster. Seller shall stop providing the pricing set forth herein to entities removed from the Membership Roster within thirty (30) days following the applicable date of removal set forth in the Membership Roster.

On a quarterly basis, Seller shall provide Purchasing Partners with written notice of any Participating Members which are also members of group purchasing organizations other than Purchasing Partners (such notice is referred to as the “Dual Membership Notice”). Seller shall have no right to challenge or contest its obligation to pay Purchasing Partners administrative fees in accordance with Section 10.1 with respect to any Participating Members which are not listed in the Dual Membership Notice for the applicable quarter.

4. PARTICIPATION REQUIREMENTS. In order to be entitled to the pricing terms (described in Exhibit A hereto), Participating Members shall comply with the participation requirements set forth in Exhibit A.

5. TERMINATION OF EXISTING CONTRACTS. Any Participating Member desiring to avail itself of the benefits of this Agreement may, , terminate any existing contract(s) or other arrangement(s) with Seller for the purpose of participating in the group purchasing arrangement set forth in this Agreement, except as follows: the foregoing does not entitle a Participating Member to terminate (i) any Product lease or (ii) any other agreement in which Participating Member has an obligation to purchase a specific or determinable quantity of equipment, sensors or other products from Seller over a specified time period.

6. ORDERING; SHIPPING; DELIVERY.

6.1 Authorized Distributors. All Products purchased pursuant to this Agreement by Participating Members which are not purchased directly from Seller, where applicable, may be purchased from and through one of Seller’s authorized distributors (“Authorized Distributors”). A list of all current Authorized Distributors is set forth in Exhibit C. Seller warrants that it shall not make any change or take any action with respect to Authorized Distributors which, if implemented, would materially increase the ultimate delivered price paid by the Participating Member.

6.2 Payment Terms. For all Product(s) requiring installation by Seller, one hundred percent (100%) of the purchase price must be paid within forty-five (45) days following delivery of applicable Product(s) or receipt of invoice, whichever date is later for Product(s) not requiring installation by Seller, one hundred percent (100%) of the purchase price must be paid within forty-five (45) days. Any early payment discount is set forth in Item 9 of the cover sheet.

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

Payment terms for Products purchased from an Authorized Distributor will be negotiated between each Participating Member and the Authorized Distributor.

6.3 Ordering Shipping Terms. Orders directly from Seller shall be placed by telephone, telecopier or through electronic order entry in accordance with the ordering instructions set forth hereto as Exhibit L. Order processing procedures for orders placed with Authorized Distributors will be negotiated between each Participating Member and the Authorized Distributor. Except as otherwise provided below, all shipments of products directly to Participating Members or to Authorized Distributors from Seller shall be Net F.O.B. origin, with all costs of transportation and insurance being paid by Seller, with the exception of special delivery and/or air shipments requested by Participating Members. Such special delivery and/or air shipment charges shall be prepaid by Seller and invoiced to the requesting Participating Member for such member’s payment pursuant to the payment terms set forth in Section 6.2 of this Agreement. Title and risk of loss shall transfer to Participating Members upon shipment. Seller shall provide shipment notification to Participating Member at time of shipment. In the event of damage or loss, Seller shall assist in facilitating freight claims. Shipping terms for Products purchased from and shipped by an Authorized Distributor to a Participating Member will be negotiated between the applicable Participating Member and Authorized Distributor. Notwithstanding the foregoing, if a Participating Member in its sole discretion establishes a freight management program, including without limitation a program whereby the Participating Member uses a third party for inbound freight management or services (a “Member Freight Program”), Seller shall work in good faith to accommodate such Member Freight Program at no additional cost to the Participating Member. To the extent a Participating Member makes use of a Member Freight Program, Seller agrees that such Participating Member or its agent will be responsible for paying for freight services and related costs directly and Product pricing shall be reduced accordingly. Shipping terms for Products which are subject to a Member Freight Program will be negotiated between the applicable Participating Member and any involved third parties.

6.4 Minimum Order. Seller shall have no minimum purchase order requirement applicable to any or all Participating Members. For Products purchased from an Authorized Distributor, any minimum order purchase requirement will be negotiated between each Participating Member and the Authorized Distributor.

6.5 Guarantee of Delivery. If Seller fails to deliver any Product(s) within the agreed-upon time periods set forth in Exhibit A hereto, the Participating Member in its sole discretion may either: (a) purchase any substitute product(s) from another source or sources and Seller shall reimburse such member for the difference between such member’s actual F.O.B. destination acquisition cost for such product(s) and the price(s) such member would have paid for Seller’s Product(s) under this Agreement; or (b) terminate without penalty the obligations of such member under this Agreement and any other agreement related to the Product(s), including without limitation any purchase order for the Product(s), and Seller shall immediately refund to

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

such member all funds paid for the Product(s) and any related materials. Upon the request of any Participating Member, Seller will assist any such Participating Member in finding alternative acceptable sources for any Product(s) which Seller cannot deliver according to agreed-upon time periods.

For orders placed with an Authorized Distributor, and orders that are subject to a Member Freight Program, guarantee of delivery provisions will be negotiated between each Participating Member and the Authorized Distributor and/or the third parties involved in the Member Freight Program (“Member Freight Managers”). If the Authorized Distributor or Member Freight Manager fails to deliver any Product(s) within the foregoing negotiated time period because Seller has failed to provide the Product(s) to the Authorized Distributor or Member Freight Manager, the Participating Member may purchase any substitute product(s) from another source(s), and Seller shall reimburse such member for the difference between such member’s actual F.O.B. destination acquisition cost for such product(s) and the price(s) such member would have paid for Seller’s Product(s) under this Agreement, provided that Seller is notified by the Participating Member of such failure to deliver and cannot provide an alternative Product acceptable to the Participating Member at the same price. Upon the request of any Participating Member, Seller will assist any such Participating Member in finding alternative acceptable sources for any Product(s) which an Authorized Distributor cannot deliver according to the guaranteed delivery time specified above.

6.6 Guarantee of Delivery under Emergency Conditions. In the event of a natural disaster or industry wide shortage of Products under (“Emergency Condition”), Seller agrees to give priority to orders placed by Premier Members for Products during the duration of the Emergency Condition. Seller will use best efforts to set aside an adequate quantity of Products for the exclusive purchase by Participating Members for the the duration of the Emergency Condition.

6.7 Installation. Included in the price of the Product(s), Seller will be fully responsible for performing all tasks necessary to install the Product(s), including without limitation, uncrating, unpacking, removal of packing material, field assembly, interconnection, calibration and testing to ensure that the Product(s) conform(s) to the product specifications set forth in Exhibit H (“Specifications”) and is completely ready to perform all procedures for which it is designed and marketed by Seller.

6.8 Acceptance. “Acceptance” of Products by Participating Members shall be deemed to have occurred when Seller and the applicable Participating Member in good faith mutually agree in writing that the Product(s) is/are (a) operating according to Specifications and (b) completely ready for clinical use. In addition, each Participating Member shall have the option, at its own expense, to test the Product(s), to confirm the safety, reliability and performance of the Product(s) and to perform corollary or parallel testing to verify the accuracy of the Product(s)’ performance. Unless otherwise agreed by Seller, Participating Members shall accept or reject Products within thirty (30) days after the date of installation (or delivery, in the

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

case of Products not requiring installation). In case of rejection, Seller shall have 30 days to cure any basis for refection.

Seller shall make available for use by Participating Members at no additional charge all necessary test equipment. Further, Participating Members shall have the right to purchase test equipment from Seller at Seller’s most favorable current price offered to any of its other customers. Seller shall provide Participating Members at no additional charge any available quality assurance and performance testing procedure materials and forms.

6.9 Rejection of Products. Participating Members shall have the right to reject any Product(s) within thirty (30) days after the date of installation (or delivery, in the case of Products not requiring installation), based on any of the following reasons (referred to herein as “Rejection Events”): (a) visible defects in the Product(s) or visible damage to packaging, (b) any failure of the Product(s) to operate in accordance with Specifications, Seller will, upon written notice from such Participating Member of any Rejection Event, either replace or repair the Products within 30 days or cause the removal of the Product(s) and immediately refund to the Participating Member all funds paid for the Product(s) and any related materials. In the event Product(s) are rejected by Participating Members due to the Rejection Events described in (a) or (b) above, all expenses related to the removal of the applicable Product(s) shall be borne by Seller. Further, in the event Product(s) are rejected by Participating Members due to the Rejection Events described in (b) above, the Participating Member in its sole discretion may also: (i) purchase any substitute product(s) from another source or sources and Seller shall promptly reimburse such member for the difference between such member’s actual F.O.B. destination acquisition cost for such product(s) and the price(s) such member would have paid for Seller’s Product(s) under this Agreement; and/or (ii) terminate without penalty the obligations of such member under this Agreement and any other agreement related to the Product(s), including without limitation any purchase order for the Product(s). In the case of Rejection Events (b), all expenses related to necessary modifications to Participating Members’ facilities required in order to substitute other products shall also he borne by Seller.

Notwithstanding anything to the contrary herein, Participating Members shall not have the right to return Products which are considered disposable or consumable if such Products’ useful shelf-life has expired (as identified on the product label). All such disposable/consumable Product(s) must be returned in original packages, cases, or cartons. In no event shall Seller have the right to charge a restocking fee in connection with any returns of Product(s) under this Agreement. Seller’s return goods policy, if any, is set forth in Exhibit K.

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

7. PRICING TERMS.

7.1 Pricing; Discounts; Trade-Ins.

7.1.1 Exhibit A. Product pricing is set forth in Exhibit A hereto. Unless otherwise agreed by the parties, all discounts provided for in this Agreement (including without limitation large order discounts) shall be calculated off list price.

7.1.2 Price Protection. Throughout the term of this Agreement, Seller shall not increase any of the prices set forth in Exhibit A.

7.1.3 Large Orders. In the event a single order equals or exceeds the “large order” dollar threshold set forth in Item 7 of the Cover Sheet, Seller shall grant additional discounts as negotiated between Seller and applicable Participating Members. Seller shall provide Purchasing Partners advance notice of any order qualifying for a “large order” discount or incentive.

7.1.4 Trade-ins. Seller shall also grant trade-in allowances applied to the purchase of the Product(s). The reasonable value of such allowances shall be based on the model, age, condition and volume of trade-in items. Trade-in allowance shall be deducted off the net price (List price less discount).

7.1.5 Special Promotions. Seller may, on occasion and with Purchasing Partners prior consent, offer special promotions. Any such promotion will be offered to all Participating Members and will be limited to the terms and conditions of the specific promotion. All such promotions shall be coordinated by Seller through Purchasing Partners.

7.2 Competitive Pricing. Subject to applicable law, Seller represents and warrants that the prices, terms and conditions offered by Seller to Purchasing Partners through this Agreement shall, at all times, be at least as good as those offered to any other customer which purchases a comparable volume of Products relative to the volume purchased by Participating Members hereunder. Further, Seller represents and warrants that the prices, terms and conditions offered under this Agreement are proportionally better than the prices, terms and conditions offered to any other customer which purchases a lower volume of Products relative to the volume purchased by Participating Members hereunder. Seller also agrees to extend any terms or pricing offered to an individual Participating Member to all Participating Members. Notwithstanding any other provision of this Agreement, upon obtaining the prior written consent of Purchasing Partners (which may be withheld in Purchasing Partners’ sole discretion), Seller may, under certain circumstances (e.g., Beta testing, research and development related activities) and for a specified reasonable period of time, offer special acquisition programs to certain designated Participating Members, the terms of which shall be mutually agreed upon by Seller, Purchasing Partners and such Participating Members.

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

7.3 Pricing of New Products. Pricing for any additional and/or new Products which the Parties mutually agree to add to Exhibit A will be negotiated at prices consistent with the prices of Products already covered by this Agreement. Seller agrees to inform the Purchasing Partners contract director/manager responsible for this Agreement (as set forth on the Cover Sheet) of new Products (branded or generic) that Seller plans to introduce to the market at least 60 days prior to the introduction of such new products to the market. Upon Purchasing Partners’ request, Seller also agrees to provide to Purchasing Partners, as soon as practical, a copy of the summary basis of approval or medical officer’s report for new Products approved by the FDA.

7.4 Group Buy Programs. From time to time, Purchasing Partners may request that Seller participate in group buy programs whereby Seller provides designated Products to a defined group of Participating Members at additional discounts (over and above the discounts set forth herein) for a limited period of time (“Group Buy Programs”). Seller shall use best efforts to participate in and support Group Buy Programs. Seller’s participation in any such Group Buy Programs shall be subject to the terms and conditions of this Agreement and described in an amendment hereto executed by both Parties.

8. MARKETING; SALES SUPPORT; TRAINING.

8.1 Seller Representatives. Seller will provide representatives to call upon Participating Members on a periodic basis mutually agreed to by Seller and each individual Participating Member.

8.2 User Training. Seller will provide at no additional charge user training related to the Products, including without limitation, clinical training, applications and in-service training, as reasonably required or requested by each Participating Member. Seller will maintain a properly qualified training staff to provide such training, and Seller will be solely responsible for any expenses for staff travel, room and board related to such training. The scheduling of training shall be coordinated directly with each Participating Member and shall accommodate all shifts that require training.

Seller will also provide to the Participating Member at no additional charge a written training guide and/or set of training video tapes to be used for future training by Participating Member staff.

Also included in the price of the Product(s), Seller shall supply Participating Members with the following items prior to or at the time of delivery of the Product(s): (a) two (2) copies of operator manuals covering all equipment and accessories; and (b) two (2) copies of complete service manuals detailing all equipment and accessories including, without limitation, parts lists and schematic diagrams. Seller shall provide at no additional charge all updates to manuals and final versions (where applicable) of manuals throughout the useful life of the Product(s). Participating Members shall have the right to make copies, for internal purposes only, of any training materials provided by Seller.

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

8.3 Biomedical Training; Technical Programs. Seller will make available at no additional charge factory service school training including travel, room and board, for one person designated by each Participating Member which purchases Product(s) hereunder. Seller shall make such training available to other persons designated by Participating Members and Purchasing Partners at the rates set forth in Exhibit A hereto. Seller will allow video recording of training sessions for future use by Participating Members provided the Participating Members sign a mutually acceptable non-disclosure agreement related to the use of such video. If possible, training shall be provided at regional locations to accommodate several Participating Members at the same time. Participating Members and Purchasing Partners agree that this training shall be for internal, non-commercial use.

Factory service school training will include the same course content used in the training program for Seller’s service organization as it relates to the Product(s). Standard prerequisites as defined in Seller’s course outline and involving minimum technical competencies must be met before any individual may attend a given course.

Seller shall commence training activities during installation of the Product(s). Seller agrees to allow Participating Members, the designees of Participating Members and Purchasing Partners employees to observe the installation process.

8.4 Demonstration Models for Evaluation. Upon the request of Purchasing Partners or Participating Member, Seller shall provide demonstration models, where practical, of the Product(s) and any appropriate consumables/disposables required to operate and evaluate the Product(s) to any Participating Members at no charge for a mutually agreed upon time period.

8.5 Service and Maintenance Agreements. The form of Seller’s service and maintenance agreement(s), which include pricing and service descriptions, is set forth as Exhibit J hereto. Such form agreement(s) are subject to Purchasing Partners’ prior approval.

8.6 Replacement Parts. Seller will provide all replacement parts for the Product(s) within twenty-four (24) hours of Participating Member’s request. All replacement parts for the Product(s) will be available for not less than seven (7) years following the earlier of either (a) the date when Seller ceases to sell the Product(s) or a reasonable substitute of the Product(s) or (b) the expiration of the warranty period referenced in Section 12.2, including all extensions thereto, if applicable. Included in the price of the Product(s), Seller shall provide all software and hardware modifications necessary to meet regulatory requirements.

8.7 Downtime Protection. “Downtime” means the period of time during a Product’s normally scheduled hours of operation that the Participating Member owning the Product determines in good faith that the Product is not available for clinical use during the term of such Product’s warranty and/or any service agreement that exists between such Member and Seller. Downtime will commence upon the Participating Member’s telephone notice to Seller’s dispatcher that a Product is not available for clinical use and will end when the Participating

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

Member and Seller in good faith mutually agree in writing that the Product is available for clinical use and is operating according to Specifications.

It is agreed that Products will be available for routine clinical use (“Uptime”) at a level of at least ninety-six percent (96%) measured every six months. The measurement criteria for calculating Uptime is the Participating Member’s elected coverage hours of: a hours per day, b days per week for 26 weeks, less c hours spent on planned maintenance during that interval. Therefore, the number of hours of Uptime required to meet Seller’s Uptime guarantee is equal to: [(a x b x 26) - c] x .96.

Should any Product covered under this Agreement fail to meet the Uptime guarantee of 96% in any six month period, Seller will provide an extension of the term of the applicable service agreement or warranty with respect to that Product at no additional charge. Seller will extend the warranty or service agreement by one month for each 1% (e.g., if uptime is determined to be 93%, such extension would be 3 months [96% - 93% = 3% = 3 month extension]).

8.8 Operating Software. Included in the price of the Product(s), Participating Members will be entitled to receive the following software (“Operating Software”): (a) all software updates which maintain existing capabilities and enable the Product(s) to perform in accordance with the Specifications; and (b) any software necessary to standardize Product(s) for service maintenance. Operating Software shall be provided to Participating Members regardless of whether Participating Members purchase service contracts from Seller. Seller shall make available for purchase by Participating Members any software upgrades which allow the Product(s) to exceed performance electronic Specifications.

8.9 Diagnostic Software. Seller shall provide diagnostic software upon the reasonable request of Purchasing Partners and/or Participating Members for the sole purpose of maintaining and repairing the Product(s): Any license agreement to use such software shall be included in Exhibit K hereto.

8.10 DICOM Conformance. Upon the reasonable request of Purchasing Partners or any Participating Member, Seller shall supply a DICOM Conformance statement which outlines the Products’ functionality with respect to the following service classes: verification, storage, query/retrieve, study content notification, print management, patient management, study management, and results management.

8.11 HL7 Compliance. The Products shall be capable of bi-directional communication with Participating Members’ existing information systems that are HL7 compliant. Upon the reasonable request of any Participating Member, Seller shall provide at no additional charge any hardware and software components/upgrades necessary for the Products to achieve such HL7 compliant bi-directional communication.

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

9. PRODUCT PRICING INFORMATION; SALES DOCUMENTATION; ADMINISTRATIVE FEE REPORTING.

9.1 Product Pricing Information (Sales Catalogs). Seller will provide to Purchasing Partners product pricing information according to delivery instructions and in the ANSI X.12 format via EDI VAN Services as described on Purchasing Partners’ web-site. Instructions for accessing such reporting information on Purchasing Partners’ web-site are set forth in Exhibit D. If Seller cannot provide product pricing information in such format, Seller may utilize the alternative format as detailed on Purchasing Partners’ web-site. Purchasing Partners shall have the right to update Exhibit D as well as the delivery and reporting format guidelines on its web-site from time to time upon notice to Seller. Further, Purchasing Partners shall have the right to disclose all such pricing information to Participating Members. In the case of electronic transfer of data, the file format described on Purchasing Partners’ web-site must be used.

9.2 Sales Documentation. Seller will provide Purchasing Partners with monthly reports of all Products purchased by and delivered to each Participating Member during each calendar month of the term. Seller shall provide Purchasing Partners such reports no later than thirty (30) days after the last day of the applicable calendar month. Reports will include, without limitation, reporting period start and end dates, Participating Member name, city, state, and monthly sales volume per Product (totaled per Participating Member). Participating Members will be identified by HIN number, DEA number, and/or, as noted in the Membership Roster, the Premier Entity Code number. Seller will provide such sales information according to the delivery instructions and in the ANSI X.12 format via EDI VAN Services as described on Purchasing Partners’ web-site. Instructions for accessing such reporting information on Purchasing Partners’ web-site are set forth in Exhibit D. If Seller cannot provide such information in such format, Seller may utilize the alternative format detailed on Purchasing Partners’ web-site. Purchasing Partners shall have the right to update Exhibit D as well as the delivery and reporting format guidelines on its web-site from time to time upon notice to Seller. In the case of electronic transfer of data, the file format described on Purchasing Partners’ web-site must be used.

9.3 Administrative Fee Reporting. Seller will provide Purchasing Partners with monthly reports setting forth the Purchasing Seller: Masimo Corporation Partners Administrative Fee (as defined in Article 10 below) amounts generated by each Participating Member during each calendar month of the term. Seller shall provide Purchasing Partners such reports no later than thirty (30) days after the last day of the applicable calendar month, Participating Members will be identified by 14IN number, DEA number, and/or, as noted in the Membership Roster, the Premier Entity Code number. Seller will provide such information according to the delivery instructions and in the ANSI X.12 format via EDI VAN Services as described on Purchasing Partners’ web-site. Instructions for accessing such reporting information on Purchasing Partners’ web-site are set forth in Exhibit D. If Seller cannot provide such information in this format,

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

Seller may utilize the alternative format as detailed on Purchasing Partners’ web site. Purchasing Partners shall have the right to update Exhibit D as well as the delivery and reporting format guidelines on its web-site from time to time upon notice to Seller. In the case of electronic transfer of data, the file format described on Purchasing Partners’ web-site must be used.

9.4 Participating Members’ EDI Transaction Sets. Seller shall use best efforts to accommodate the requests of Participating Members with respect to Seller’s use of Electronic Data Interchange ANSI X.12 Transaction Sets, including without limitation, Transaction Sets 810 (invoice), 820 (payment order/remittance advice), 832 (price/sales catalog), 850 (purchase order), 855 (purchase order acknowledgment), 856 (ship notice/manifest), 844 (product transfer account adjustment), and 849 (response to product transfer account adjustment [or charge back or rebate]).

9.5 Supplier Qualification Review Process and Quality Standards Information. Seller shall comply with Purchasing Partners’ requests for information necessary to assure the qualification of the Seller as an eligible Seller consistent with the requirements of Purchasing Partners’ Supplier Qualification Review Process. Seller shall also comply with requests by Purchasing Partners’ or Participating Members for information necessary to assure the quality of Services, to include responses to Contract Products/Supplier Experience Reports as provided to Seller by and pursuant to the directions of Purchasing Partners.

9.6 Discount and Rebate Reports. Seller will provide Purchasing Partners with quarterly reports of all discounts or rebates paid or credited to Participating Members (other than discounts reflected in the actual purchase price) with respect to the Products purchased by each Participating Member. Such reports should identify any and all discounts, rebates or other amounts that are required to be disclosed as a discount or otherwise on a Medicare cost report. Seller shall provide Purchasing Partners such reports no later than thirty (30) days after the last day of the applicable calendar quarter. Reports will include, without limitation, reporting period start and end dates, Participating Member name, city, state, and the amount of the discount or rebate per Product (totaled per Participating Member). Participating Members will be identified by HIN number, DEA number, and/or, as noted in the Membership Roster, the Premier Entity Code number. Seller will provide such information according to the instructions and in the ANSI X.12 format via EDI VAN Services as described in Premier’s Electronic Reporting Formats Guide (the “PERF Guide”) located on Purchasing Partners’ web-site. Instructions for accessing such reporting information on Purchasing Partners’ web-site are set forth in Exhibit D. If Seller cannot provide such information in such format, Seller may utilize the alternative format detailed in the PERF Guide located on Purchasing Partners’ web-site. Purchasing Partners shall have the right to update the PERF Guide as well as Exhibit D from time to time upon notice to Seller. All data submissions by Seller to Purchasing Partners must follow the file format described in the PERF Guide.

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

9.7 Failure to Provide Reports. Seller’s failure to provide the information and reports described in Sections 9.1, 9.2, 9.3, 9.5 and/or 9.6 shall be deemed a material breach of this Agreement.

9.8 NDC/UPN Bar Coding Implementation. Seller acknowledges that national drug code (“NDC”) and universal product numbering (“UPN”) systems enhance standardization, product tracking and supply chain efficiencies through common use of standard product numbers or symbols. Seller supports Purchasing Partners’ efforts to implement bar coding on all patient package units that include NDC/UPN, lot number and expiration date. Seller shall implement any NDC and/or UPN systems reasonably adopted by Purchasing Partners,

10. FEES.

10.1 Purchasing Partners Administrative Fee. Seller will pay Purchasing Partners an administrative fee (the “Purchasing Partners Administrative Fee”) equal to the percentage set forth in Item 6 of the Cover Sheet of the total dollar volume of Products and Services purchased by Participating Members (including without limitation the total value of equipment trade-ins, training fees [if any], installation, service and maintenance charges and extended warranty charges) through Seller or through any Authorized Distributors during the term of this Agreement. For purposes of this Agreement, a Product will be deemed to have been “purchased” on the date it is delivered to a Participating Member.

Notwithstanding the foregoing, Seller shall continue to pay the Purchasing Partners Administrative Fee under this Article 10 with respect to sales of any Products which occur after the expiration or termination of this Agreement pursuant to a direct contract between Seller and a Participating Member (a “Member Agreement”) which was entered into during the term of this Agreement. Seller’s obligation to pay such administrative fees shall continue until the expiration or termination of the then-current term of the Member Agreement. Further, all other provisions relating to the Purchasing Partners Administrative Fee, including without limitation, the obligation to provide sales documentation and administrative fee reporting pursuant to Sections 9.2 and 9.3 above, shall survive the expiration or termination of this Agreement and remain in effect with respect to Product purchases under Member Agreements until the expiration or termination of the then-current term of the applicable Member Agreement.

10.2 Manner of Payment. Seller will pay to Purchasing Partners the Purchasing Partners Administrative Fee monthly, without demand or notice, within thirty (30) days after the end of each calendar month during the term hereof. Seller’s failure to timely pay the Purchasing Partners Administrative Fee shall be deemed a material breach of this Agreement.

All payments shall be by wire or electronic transfer to the account of “Premier Purchasing Partners, L.P.” or by a check payable to “Premier Purchasing Partners, L.P.” in accordance with the written instructions set forth in Exhibit E. Seller shall pay to Purchasing Partners interest on

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

any past due amount owing Purchasing Partners hereunder at the lesser of (a) one and one-half percent (1-1/2%) per month or (b) the maximum interest rate legally permitted.

11. COMPLIANCE WITH LAWS AND REGULATIONS.

11.1 General. Seller represents and warrants that throughout the term of this Agreement and any extension hereof, Seller and all Products shall be and shall remain in compliance with all applicable federal, state and local laws and regulations, including without limitation all applicable “safe harbor” regulations relating to group purchasing organizations and fees, discounts and incentives paid and/or granted to group purchasing organizations and any participants therein. Seller shall disclose to Participating Members, per applicable regulations, the specified dollar value of discounts or reductions in price. The Parties acknowledge and agree that for purposes of 42 C.F.R. Section 1001.952(h), any reduction in the amount Seller charges a Participating Member (excluding group purchasing organization fees, such as the Purchasing Partners Administrative Fee) is a “discount or other reduction in price” to the Participating Member. Participating Members shall disclose the specified dollar value of discounts or reductions in price under any state or federal program which provides cost or charge-based reimbursement to such Participating Members for the Products and services covered by this Agreement in accordance with applicable regulations.

If Seller provides an item without charge or at a reduced cost (the “Free or Discounted Item”) along with the purchase of other items or services (the “Other Items”), Seller will calculate the total price the Participating Member paid for all the items furnished, and then provide a reasonable allocation of that total price to each of the items on an invoice to the Participating Member. Seller represents that such allocation among the Free or Discounted Item and the Other Items shall be reasonable and appropriate, and Seller recognizes that such allocation shall be relied upon by Participating Member in identifying its costs on the Medicare cost report. Seller further represents and warrants that the Free or Discounted Item and the Other Items are reimbursed by the same Federal health care program using the same methodology. Seller agrees that, until the expiration of four (4) years after the furnishing of any goods and services pursuant to this Agreement, it will make available, upon written request of the Secretary of Health and Human Services or the Comptroller General of the United States or any of their duly authorized representatives, copies of this Agreement and any books, documents, records and other data of Seller that are necessary to certify the nature and extent of the costs incurred by Participating Members in purchasing such goods and services. If Seller carries out any of its duties under this Agreement through a subcontract with a related organization involving a value or cost of ten thousand dollars ($10,000) or more over a twelve-month period, Seller will cause such subcontract to contain a clause to the effect that, until the expiration of four (4) years after the furnishing of any good or service pursuant to said contract, the related organization will make available upon written request of the Secretary of Health and Human Services or the Comptroller General of the United States or any of their duly authorized representatives, copies of this Agreement and any books, documents, records and other data of said related organization that

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

are necessary to certify the nature and extent of costs incurred by Seller for such goods or services. Seller shall give Purchasing Partners notice immediately upon receipt of any request from the Secretary of Health and Human Services or the Comptroller General of the United States or any of their duly authorized representatives for disclosure of such information.

Seller represents and warrants that as of the date of this Agreement, Seller has not: (a) been listed by any federal or state agency as excluded, debarred, suspended or otherwise ineligible to participate in federal and/or state programs; or (b) been convicted of any crime relating to any federal and/or state program. Seller further agrees to immediately notify Purchasing Partners in writing in the event Seller is listed by a federal or state agency as excluded, debarred, suspended or otherwise ineligible to participate in any federal and/or state programs or if Seller is convicted of any crime relating to any such program.

11.2 HIPAA Compliance. The U.S. Department of Health and Human Services issued regulations on “Standards for Privacy of Individually Identifiable Health Information,” which comprise 45 C.F.R. Parts 160 and 164 (the “Privacy Rule”), and “Security Standards,” which comprise 45 C.F.R. Parts 160, 162, and 164 (the “Security Rule”), promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996). Seller shall comply with the Privacy Rule and Security Rule, pursuant to the manner set forth in the HIPAA Addendum attached hereto, if applicable.

11.3 JCAHO Compliance. Seller shall promptly cooperate with any Participating Member’s reasonable request for assistance and information in connection with such Participating Member’s efforts to comply with the requirements and standards of the Joint Commission on Accreditation of Healthcare Organizations (“JCAHO”).

12. INDEMNIFICATION; WARRANTIES; SPECIFICATIONS AND NOTICES.

12.1 Indemnification. Seller hereby agrees to indemnify, defend and hold harmless Purchasing Partners and each Participating Member and their respective affiliates, directors, officers, employees, agents and insurers (collectively, the “Indemnitee(s)”) from and against any and all third-party claims, demands, actions, losses, expenses, damages, liabilities, costs (including, without limitation, interest, penalties and reasonable experts’ and attorneys’ fees) and judgments arising out of or substantially related to: (a) alleged bodily injury, property damage or any other damage or injury to the extent allegedly caused by, contributed by, or associated with any of the Products covered by this Agreement, (b) any alleged acts or omissions of Seller and its employees and agents acting under its control or supervision, and (c) the alleged direct or contributory infringement of any intellectual property right, including any patent, trademark, copyright or trade secret right, by (i) any of the Products; (ii) the packaging, instructions and other materials supplied therewith; or (iii) their contemplated uses; and (d) the alleged inducement of infringement of any such intellectual property right by Purchasing Partners’ inclusion of any of the Products in its approved list of products and its other normal business conduct related thereto. Purchasing Partners hereby agrees to indemnify, defend and hold

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

harmless Seller and its affiliates, directors, officers, employees, agents, customers and insurers from and against any and all claims, demands, actions, losses, expenses, damages, liabilities, costs (including, without limitation, interest, penalties and reasonable attorneys’ fees) and judgments arising out of the acts or omissions of Purchasing Partners and its employees and agents acting under its control or immediately supervision Nothing herein shall be construed as making the indemnifying party liable for any injuries, deaths or damages caused by the negligence or willful misconduct of indemnities if Products have not been used or maintained in accordance with Seller’s written directions, instructions, user manuals, training materials, service manuals, and/or any other publication furnished by Seller or its representatives pertaining to such Products (“Seller’s Guidance”). The Seller shall have no liability or responsibility of any kind under this Section unless the Indemnitee (i) promptly notifies the Seller of such claim (ii) gives the Seller an adequate opportunity to defend, including complete control of such defense, and (iii) cooperates with the Seller in a reasonable way, at seller’s expense and request, to facilitate the settlement or defense of such claim. The Seller shall have no liability for settlements made without Seller’s express written consent. Should an Indemnitee desire to have its own counsel participate in any such action, the cost of such counsel shall be exclusively the Indemnitee’s, [...***...].

As used in this Section, “Affiliate” means any entity Controlled by an Indemnitee, where “Control” means ownership of a majority of the voting stock or other voting interest.

12.2 Warranties and Published Specifications. Seller hereby warrants that each of the Products shall be free from defects in material and workmanship and shall conform to Specifications for the applicable warranty term. Attached hereto as Exhibit I is a detailed description of additional warranties applicable to the Products. Seller further represents and warrants that none of: (a) the Products; (b) the packaging, instructions, and other materials supplied therewith; nor (c) their contemplated uses will directly or contributorily infringe any intellectual property right, including any patent, copyright, trademark, or trade secret right. THE FOREGOING WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER EXPRESS OR IMPLIED WARRANTIES, ARISAING BY OPERATION OF LAW OR OTHERWISE, AND NO OTHER WARRANTIES EXIST, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, MASIMO WILL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, EXPENSES, LOST PROFITS, OR [...***...] ARISING OUT OF THE USE OF THE EQUIPMENT AND SOFTWARE, EVEN IF MASIMO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. This limitation on liability shall not apply to Seller’s indemnification obligations under Section 12.1.

* Confidential Treatment Requested

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

12.3 Product Notices. Seller agrees to send all Product notices (including without limitation recall notices and product availability notices), as well as notices of any other changes affecting the Products and notices of new Products, to each Participating Member with copies to Purchasing Partners. Seller shall provide Purchasing Partners written notice of any Class I FDA recall affecting any of the Products within twenty-four (24) hours of Seller’s receipt of any such recall. Seller shall provide Purchasing Partners written notice of any Class II or Class III FDA recall affecting any of the Products within seventy-two (72) hours of Seller’s receipt of any such recall. Further, Seller agrees to immediately notify Purchasing Partners and each Participating Member of any problems in the manufacture or production of any Products and of any back-order situation that might affect Seller’s ability to meet Seller’s obligations under this Agreement. Upon Purchasing Partners’ request, Seller shall provide Purchasing Partners copies of any FDA Form 483, regulatory letter, and/or warning letter relating to the Products and Seller’s response thereto.

12.4 Insurance. Seller shall maintain adequate Products liability, general public liability, and property damage insurance against any claim or claims which might or could arise regarding Products purchased by Participating Members from it under the Agreement. Seller shall make Purchasing Partners a named additional insured in Seller’s insurance policy containing the required coverage. When requested by Purchasing Partners, an insurance certificate indicating the foregoing coverage, issued by an insurance company licensed to do business in the relevant state or states and signed by an authorized agent, shall be furnished to Premier. Seller shall provide Purchasing Partners with at least thirty (30) days prior written notice of any cancellation or material modification of such insurance. (10 days in case of cancellation for non-payment of premiums).

13. TERMINATION.

13.1 Termination for Breach. In the event of breach of any provision of this Agreement, the non-breaching party shall notify the breaching party in writing of the specific nature of the breach and shall request that it be cured. If the breaching party does not cure the breach within thirty (30) days of such notice, the non-breaching party may immediately terminate this Agreement on written notice to the breaching party, and such termination shall not preclude the non-breaching party from pursuing any and all remedies available to it at law or in equity.

13.2 Orders Placed Prior to Termination. Seller shall fulfill, in accordance with the terms of this Agreement, all orders for Products and Services submitted by Participating Members and received by Seller prior to termination or expiration of this Agreement.

13.3 Termination Without Cause. Either party may terminate this Agreement at any time without cause or penalty upon providing the other party with ninety (90) days’ advance written notice.

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

13.4 Survival. The following paragraphs of this Agreement shall survive expiration or termination of this Agreement: (a) the payment of Administrative Fees pursuant to Article 10.0 including, but not limited to, fees relating to Products ordered prior to the effective date of expiration or termination and delivered after expiration or termination, and fees related to sales of Products under Member Agreements (as described in Section 10.1 above) which occur after the expiration or termination of this Agreement; (b) the audit undertakings set forth in Section 15.12; (c) the representations, warranties and covenants set forth in Section 12.2; (d) the indemnification undertaking contained in Section 12.1; (e) the designation of Participating Members as third party beneficiaries pursuant to Section 15.7; (t) the undertaking to fill orders submitted to and received by Seller prior to the date of expiration or termination set forth in Section 13.2; (g) the confidentiality undertakings contained in Article 14; (h) the rights and limitations on assignment contained in Sections 15.4 and 15.10; (i) the governing law provisions contained in Section 15.1; (j) reasonable attorney’s fees provided for in Section 15.9; (k) compliance with laws and regulations provided for in Article 11.0; (1) the rights of Participating Members under Section 6.8 relating to the rejection of Products which were ordered prior to the effective date of expiration or termination; and (m) Seller’s obligations under Article 2.0 to provide Improvements free of charge for a period of up to 12 months after the expiration or termination of this Agreement.

14. CONFIDENTIALITY.

14.1 Confidential Information. For the purposes of this Agreement, confidential information (“Confidential Information”) shall mean all proprietary, secret or confidential information or data relating to Purchasing Partners, Participating Members, or Seller and their respective operations, employees, services, patients or customers.

14.2 Protection of Confidential Information. Seller and Purchasing Partners acknowledge that Seller, Purchasing Partners, or Participating Members may disclose Confidential Information to each other in connection with this Agreement. If Seller or Purchasing Partners receives Confidential Information, it shall: (a) maintain the Confidential Information in strict confidence; (b) use at least the same degree of care in maintaining the secrecy of the Confidential Information as it uses in maintaining the secrecy of its own proprietary, secret, or confidential information, but in no event less than a reasonable degree of care; (c) use Confidential Information only to fulfill its obligations under this Agreement; and (d) return or destroy all documents, copies, notes, or other materials containing any portion of the Confidential Information upon request by Purchasing Partners or Seller. Notwithstanding the foregoing, Purchasing Partners shall have the right to disclose Confidential Information to outside consultants as necessary for Purchasing Partners to provide support services for Participating Members in connection with this Agreement, provided any such consultants agree to the same level of confidentiality as described herein.

14.3 Agreement Confidentiality. Neither Purchasing Partners nor Seller shall disclose the terms of this Agreement to any other person or entity outside its organization and

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

affiliates other than to a Participating Member or as required by law. For purposes of this provision, an affiliate is an entity in which Purchasing Partners or Seller, as appropriate, maintains an ownership position in or a contractual relationship with, and the disclosure is required so that the disclosing party may fulfill its obligations hereunder. Neither party shall make any public announcement concerning the existence of this Agreement or its terms unless such party receives prior written approval by the other party.

14.4 Limitation on Obligation. Seller and Purchasing Partners shall have no obligation concerning any portion of the Confidential Information which: (a) was known to it before receipt, directly or indirectly, from the disclosing party; (b) is lawfully obtained, directly or indirectly, by it from a non-party which was under no obligation of confidentiality; (c) is or becomes publicly available other than as a result of an act or failure to act by the receiving party; required to be disclosed by the receiving party by applicable law or legal process; or (e) is developed by the receiving party independent of the Confidential Information disclosed by the disclosing party. The receiving party shall not disclose any portion of the Confidential Information to any person except those of its employees and affiliates having a need to know such portion to accomplish the purposes contemplated by this Agreement.

14.5 License Granted to Seller. Purchasing Partners has developed Confidential Information (as defined in Section 14.1 above) and trade secrets relating to the sale of goods to a large number of customers in the healthcare industry using proprietary business processes. Seller acknowledges that Purchasing Partners and its affiliates have invested substantial money in the development and maintenance of such processes and in the sourcing and sales of products and services. Seller will have a position of special trust and confidence for the use of such Confidential Information (including without limitation the roster of Participating Members set forth in Exhibit B hereto) to support the purposes of this Agreement. Accordingly, only for the term of this Agreement, Purchasing Partners hereby grants to Seller a non-exclusive license to use Confidential Information and such trade secrets for the limited purpose of providing the Products and Services to Purchasing Partners and Participating Members under this Agreement.

14.6 Data. Seller hereby acknowledges and agrees that all information and data generated or otherwise made available to Seller as a result of the participation of Participating Members under this Agreement (“Participating Member Data”) is proprietary to and owned exclusively by the applicable Participating Member and/or Purchasing Partners. Seller shall not sell, market, or commercialize Participating Member Data, create derivative products or applications based on Participating Member Data or otherwise use Participating Member Data in any manner unrelated to the performance of Seller’s obligations under this Agreement. Participating Member Data shall be deemed Confidential Information of Participating Members and/or Purchasing Partners and therefore subject to the provisions required to be of Article 14 hereof. Seller hereby consents to the release to Purchasing Partners of transactional data relating to purchasing activity by Participating Members under this Agreement. Such consent shall

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

extend to the release to Purchasing Partners of such data by any third party that operates an electronic marketplace or exchange.

14.7 License Granted by Seller; Restrictions. The Products contain Seller proprietary software (the “Software”), trade secrets and other proprietary information (collectively, “Intellectual Property”). Any sale of Products pursuant to this Agreement does not constitute a sale of the Software or any Intellectual Property, and does not convey to any Participating Member any right to reverse engineer, copy, or modify the Software or Intellectual Property; or to loan, rent, lease, assign, transfer, or sub-license the Software or Intellectual Property other than pursuant to the loan, rent, lease, assign, transfer, or sale of the Product in which such Software or Intellectual Property is embodied; any attempt to do so (except as expressly authorized in this Agreement) will render the license null and void and use of the Software and Intellectual Property invalid. This Agreement does not convey any express or implied license to use the Products with unauthorized sensors or cables that would, alone, or in combination with the Products, fall within the scope of one or more of the patents relating to the Products. Except for use of the serial port to transmit data from the Seller SET pulse oximeters to other equipment, This Agreement does not convey to any Participating Member any right to modify or connect other Equipment to the Seller’s Products, including software, hardware and related instruments. The Products may not be used for any processes, procedures, experiments or any other use for which the Equipment is not intended for use or cleared for use by the Food and Drug Administration (FDA). In the ordinary course of business under this Agreement, Purchasing Partners are not expected to take possession of Seller’s products; however, to the extent applicable, the foregoing restrictions also apply to Purchasing Partners.

15. MISCELLANEOUS.

15.1 Governing Law and Venue. This Agreement is being delivered and executed in the State of Illinois. In any action brought by or against Purchasing Partners, the validity, construction and enforcement of this Agreement shall be governed in all respects by the laws of the State of New York, and venue shall be proper only in a court of competent jurisdiction located in the State of Illinois in Cook County or State of California in Orange County. In the event of any dispute arising out of this Agreement, whether at law or in equity, brought by or against a Premier Participating Member, venue shall he proper only in a court of competent jurisdiction located in the county and state in which such member is located. The parties agree to be subject to personal jurisdiction in and consent to service of process issued by a court in which venue is proper as defined in this Section 15.1.

15.2 Modification and Waiver. No modification of this Agreement shall be deemed effective unless in writing and signed by each of the parties hereto. Any waiver of a breach of any provision(s) of this Agreement shall not be deemed effective unless in writing and signed by the party against whom enforcement of the waiver is sought.

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

15.3 Headings. The descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

15.4 Assignment. Purchasing Partners shall have the right without Seller’s consent, to assign Purchasing Partners’ rights, title and interest under this Agreement to any entity owned or controlled by Premier, Premier Purchasing Partners, L.P. (“Purchasing Partners”) and/or Purchasing Partners or under common ownership or control with Premier, Purchasing Partners and/or Purchasing Partners. Seller may, following 90 days prior written notice, assign and delegate this Agreement to an affiliate, majority owned or controlled by Seller, or a successor in interest resulting from a merger or acquisition. Except as set forth in the foregoing sentence, neither party may assign, subcontract, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder, nor may it contract with third parties to perform any of its obligations hereunder except as contemplated in this Agreement, without the other party’s prior written consent.

15.5 Severability. If any part of this Agreement shall be determined to be invalid, illegal or unenforceable by any valid Act of Congress or act of any legislature or by any regulation duly promulgated by the United States or a state acting in accordance with the law, or declared null and void by any court of competent jurisdiction, then such part shall be reformed, if possible, to conform to the law and, in any event, the remaining parts of this Agreement shall be fully effective and operative insofar as reasonably possible.

15.6 Notices. Any notice required to be given pursuant to the terms and provisions hereof shall be in writing, postage and delivery charges pre-paid, and shall be sent by telecopier, hand delivery, overnight mail service, first-class mail or certified mail, return receipt requested, to Purchasing Partners or Seller at the addresses and/or facsimile numbers set forth on the Cover Sheet. Any party may change the address to which notices are to be sent by notice given in accordance with the provisions of this section. Notices hereunder shall be deemed to have been given, and shall be effective upon actual receipt by the other party, or, if mailed, upon the earlier of the fifth (5th) day after mailing or actual receipt by the other party. Seller shall provide a copy of any notice to Purchasing Partners provided under this Section to the Premier Legal Department at the following address:

Premier Legal Department

12225 El Camino Real

San Diego, CA 92130-2099

Tel No.: (858) 509-6361

Fax No.: (858) 481-0538

Attn: General Counsel

15.7 Enforceability. The parties hereto acknowledge and agree that (a) this Agreement is entered into by Purchasing Partners for the express, intended benefit of

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STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

Participating Members, (b) each of the Participating Members shall be and constitute an intended third-party beneficiary of the representations, warranties, covenants and agreements of the Seller contained herein, and (c) each of the Participating Members shall be entitled to enforce the terms and provisions of this Agreement to the same extent as Purchasing Partners.

15.8 Independent Contractors. The parties’ relationship hereunder is that of independent contractors. This Agreement does not create any employment, agency, franchise, joint venture, partnership or other similar legal relationship between Purchasing Partners and Seller. Neither party has the authority to bind or act on behalf of the other party except as otherwise specifically stated herein.

15.9 Attorneys’ Fees. Should any party engage an attorney for the purpose of enforcing this Agreement or any judgment based hereon in any court, including bankruptcy court, courts of appeal or arbitration proceedings, the prevailing party shall be entitled to receive its reasonable attorneys’ fees and costs in addition to any other relief granted.

15.10 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.11 Force Majeure. The obligations of either party to perform under this Agreement will be excused during each period of delay caused by acts of God or by shortages of power or materials or government orders which are beyond the reasonable control of the party obligated to perform (“Force Majeure Event”). In the event that either party ceases to perform its obligations under this Agreement due to the occurrence of a Force Majeure Event, such party shall: (a) immediately notify the other party in writing of such Force Majeure Event and its expected duration; (b) take all reasonable steps to recommence performance of its obligations under this Agreement as soon as possible. In the event that any Force Majeure Event delays a party’s performance for more than thirty (30) days following notice by such party pursuant to this Agreement, the other party may terminate this agreement immediately upon written notice to such party.

15.12 Audit. Seller shall permit Purchasing Partners or its agent to conduct periodic audits of records relating to Seller’s performance under this Agreement including without limitation relevant orders, invoices, volume reports and administrative fees. At a minimum, Seller shall maintain and have available for review the following documents in connection with an audit: electronic copies of volume and administrative fee files previously sent to Purchasing Partners, copies of the Membership Rosters utilized by Seller in performing under this Agreement, records of all sales made to Participating Members under this Agreement (in a format that allows for re-querying of the data), an electronic listing of all Products purchased during the term of this Agreement (in a format that allows for re-querying of the data) which can be used as the basis for confirming total Participating Member purchase volume and total Purchasing Partners Administrative Fees due under this Agreement, and a cross reference between Seller’s internal customer numbers and Purchasing Partners approved entity code

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

numbers (in the event that Purchasing Partners’ entity code numbers are not loaded into Seller’s information system). The audits shall be conducted upon reasonable advance notice during regular business hours at Seller’s principal office and in such a manner as not to unduly interfere with Seller’s operations. In the event any audit reveals an underreporting of Purchasing Partners Administrative Fees in excess of the lesser of $25,000 or 5% of the total Purchasing Partners Administrative Fees paid in any reporting period, or in aggregate for the entire audit period, then the costs of the audit, including labor, outside consultant fees, out-of-pocket expenses and administrative charges to perform the review shall be reimbursed to Purchasing Partners by Seller within thirty (30) days of Seller’s receipt of an invoice therefore from Purchasing Partners.

15.13 Minority, Woman-Owned and Small Businesses. On or before the Effective Date, Seller shall provide to Purchasing Partners a copy of Seller’s current supplier diversity policy. Such policy shall set forth the manner in which Seller intends to comply with Purchasing Partners Minority, Woman-Owned, and Small Business Policy set forth in Exhibit F hereto. In this regard, Seller acknowledges that it will use commercially reasonable efforts to spend a minimum of three percent (3%) of its annual production and raw material costs with minority owned businesses and a minimum of two percent (2%) of such costs with women-owned businesses.

15.14 Entire Agreement. This Agreement, including the Cover Sheet, the Additional Terms and Conditions (if any) and all Exhibits hereto, constitutes the entire understanding and agreement between Seller and Purchasing Partners concerning the subject matter hereof, and supersedes all prior negotiations, agreements and understandings between Seller and Purchasing Partners, whether oral or in writing, concerning the subject matter hereof, including, but not limited to, all prior agreements between Seller and either Purchasing Partners, AmHS Purchasing Partners, L.P., American Healthcare Systems, Inc., Premier Health Alliance, Inc., or SunHealth Alliance, Inc., whether or not assigned to Purchasing Partners, Purchasing Partners or Premier.

15.15 Labor and Employment Laws. Seller represents and warrants that it complies with applicable labor and employment laws and prohibits any form of child labor or other exploitation of children in the manufacturing and delivery of Products, consistent with provisions of the International Labor Organization’s Minimum Age Convention of 1973. A child is any person who is less than fourteen (14) years of age or who is younger than the compulsory age to be in school in the country in which Seller’s business is being conducted, if that age is higher than fourteen (14).

15.16 No Additional Obligations Imposed by Seller. Except as expressly set forth herein, Seller shall not impose any obligations on Purchasing Partners and/or Participating Members as a condition to receiving any of the benefits set forth in this Agreement.

15.17 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

PREMIER PURCHASING PARTNERS, L.P.

STANDARD TERMS AND CONDITIONS

GROUP PURCHASING AGREEMENT-CAPITAL EQUIPMENT

Seller: Masimo Corporation	Contract Number: PP-NS-347

15.18 Data/Payment Exchange; Electronic Commerce. Seller hereby acknowledges that Purchasing Partners and/or its affiliates are currently developing technology and electronic commerce (“e-commerce”) processes which may enable Participating Members and Seller to more efficiently purchase and sell products, supplies and equipment, exchange information and make payments (e.g., through use of the Internet), Seller shall implement any e-commerce system reasonably adopted by Purchasing Partners and/or its affiliates for group purchasing activities (including without limitation e-Sourcing and GHX applications) and shall cooperate in all reasonable respects with Purchasing Partners and/or its affiliates in integrating any such e-commerce systems into Seller’s systems. Any such e-commerce system shall be owned by and proprietary to Purchasing Partners and/or its affiliates. Further, Seller agrees during the term of this Agreement not to direct or otherwise encourage Participating Members to use e-commerce systems other than the system promoted, developed and/or operated by Purchasing Partners and/or its affiliates.

15.19 Technology Breakthroughs. Purchasing Partners believes an essential element of advancing the core objectives and mission of Premier is to encourage the development of health care technology which significantly improves the quality, process and/or outcome of care. In support of this belief, the Parties acknowledge that certain Products which incorporate breakthrough technologies (“Breakthrough Products”) have the potential to significantly improve safety to patients or hospital stall; significantly improve non-clinical operational efficiency, or deliver dramatic process of care cost savings or improved clinical outcomes when compared to the level of safety, operational efficiency, process of care and/or outcomes delivered through use of the Products. Purchasing Partners therefore reserves the right to enter into agreements with the supplier(s) of such Breakthrough Products in order to make such Products available to Participating Members. Seller hereby agrees that the purchase of such Breakthrough Products by Participating Members shall not negatively impact such members’ access to any favorable terms and conditions offered under this Agreement.

15.20 Controlling Document. In the event of any conflict between this Agreement and any document, instrument or agreement prepared by Seller (including without limitation Seller’s purchase orders, invoices and warranties), the terms of this Agreement shall control.

15.21 Seller Information Sheet. Concurrent with the execution of this Agreement, Seller shall complete and return to Purchasing Partners the Seller Information Sheet set forth as Exhibit G.

☐ End of Standard Terms and Conditions ☐

PREMIER PURCHASING PARTNERS, L.P.

HIPAA ADDENDUM

GROUP PURCHASING AGREEMENT

I.	GENERAL PROVISIONS

Section 1. Effect. This Addendum supplements, modifies and amends any and all agreements, whether oral or written, between Purchasing Partners and Seller and relates to the disclosure of protected health information (“PHI”) by Participating Members to Seller, or the creation or receipt of PHI by Seller on behalf of Participating Members (the “Agreement(s)”). The terms and provisions of this Addendum shall supercede any other conflicting or inconsistent terms and provisions in any Agreement(s) between Purchasing Partners and Seller, including all exhibits or other attachments thereto and all documents incorporated therein by reference. Without limitation of the foregoing, any limitation or exclusion of damages provisions shall not be applicable to this Addendum.

Section 2. Amendment. Seller and Purchasing Partners agree to amend this Addendum to the extent necessary to allow either Seller or Participating Members to comply with the Privacy Rule, the Standards for Electronic Transactions (45 C.F.R. Parts 160 and 162) and the Security Rule (collectively, the “Standards”) promulgated or to be promulgated by the Secretary or other regulations or statutes. Seller agrees that it will fully comply with all such Standards and that it will agree to amend this Addendum to incorporate any material terms required by the Standards.

Section 3. Definitions. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in Part IV of this Addendum.

II.	OBLIGATIONS OF SELLER

Section 1. Use and Disclosure of Protected Health Information. Seller may use and disclose PHI only as required to satisfy its obligations under the Agreement(s), as permitted herein, or as required by law, but shall not otherwise use or disclose any PHI. Seller shall not, and shall ensure that its directors, officers, employees, contractors and agents do not, use or disclose PHI received from a Participating Member in any manner that would constitute a violation of the Privacy Standards if used by the Participating Member, except that Seller may use PHI (i) for Seller’s proper management and administrative services, (ii) to carry out the legal responsibilities of Seller or (iii) to provide data aggregation services relating to the health care operations of Participating Member if required under the Agreement(s). Seller hereby acknowledges that, as between Seller and Participating Members, all PHI shall be and remain the sole property of Participating Members, including any and all forms thereof developed by Seller in the course of its fulfillment of its obligations pursuant to this Addendum. Seller further represents that, to the extent Seller requests that a Participating Member disclose PHI to Seller, such a request is only for the minimum necessary PHI for the accomplishment of Seller’s purpose.

Section 2. Safeguards Against Misuse of Information. Seller agrees that it will implement appropriate administrative, technical and physical safeguards to protect the confidentiality, integrity and availability of PHI and to prevent the use or disclosure of PHI other than pursuant to the terms and conditions of this Addendum.

PREMIER PURCHASING PARTNERS, L.P.

HIPAA ADDENDUM

GROUP PURCHASING AGREEMENT

Section 3. Reporting of Disclosures of Protected Health Information. Seller shall, within thirty (30) days of becoming aware of any Security Incident (as defined in the Security Rule) or any use or disclosure of PHI in violation of this Addendum by Seller, its officers, directors, employees, contractors or agents or by a third party to which Seller disclosed PHI pursuant to Section 11.4 of this Addendum, report any such disclosure to Purchasing Partners and applicable Participating Members.

Section 4. Agreements by Third Parties. Seller shall obtain and maintain an agreement with each agent or subcontractor that has or will have access to PHI, which is received from, or created or received by Seller on behalf of Participating Members, pursuant to which agreement such agent or subcontractor agrees to be bound by the same restrictions, terms and conditions that apply to Seller pursuant to this Addendum with respect to such PHI.

Section 5. Access to Information. Within five (5) days of a request by a Participating Member for access to PHI about an individual contained in a Designated Record Set, Seller shall make available to the Participating Member such PHI for so long as such information is maintained in the Designated Record Set. In the event any individual requests access to PHI directly from Seller, Seller shall within two (2) days forward such request to Participating Member. Any denials of access to the PHI requested shall be the responsibility of Participating Member.

Section 6. Availability of Protected Health Information for Amendment. Within ten (10) days of receipt of a request from a Participating Member for the amendment of an individual’s PHI or a record regarding an individual contained in a Designated Record Set (for so long as the PHI is maintained in the Designated Record Set), Seller shall provide such information to Participating Member for amendment and incorporate any such amendments in the PHI as required by 45 C.F.R. § 164.526.

Section 7. Accounting of Disclosures. Within ten (10) days of notice by a Participating Member to Seller that it has received a request for an accounting of disclosures of PHI, other than related to the treatment of the patient, the processing of payments related to such treatment, or the operation of a covered entity or its business associate and not relating to disclosures made earlier than six (6) years prior to the date on which the accounting was requested, Seller shall make available to Participating Member such information as is in Seller’s possession and is required for Participating Member to make the accounting required by 45 C.F.R. § 164.528. At a minimum, Seller shall provide Participating Member with the following information: (i) the date of the disclosure, (ii) the name of the entity or person who received the PHI and, if known, the address of such entity or person, (iii) a brief description of the PHI disclosed, and (iv) a brief statement of the purpose of such disclosure which includes an explanation of the basis for such disclosure. In the event the request for an accounting is delivered directly to Seller, Seller shall within two (2) days forward such request to Participating Member. Seller hereby agrees to implement an appropriate recordkeeping process to enable it to comply with the requirements of this Section.

Section 8. Availability of Books and Records. Seller hereby agrees to make its internal practices, books and records relating to the use and disclosure of PHI received from, or created

PREMIER PURCHASING PARTNERS, L.P.

HIPAA ADDENDUM

GROUP PURCHASING AGREEMENT

or received by Seller on behalf of, a Participating Member available to the Secretary for purposes of determining Participating Member’s compliance with the Privacy Standards.

Section 9. Indemnification. Seller hereby agrees to indemnify and hold Purchasing Partners and Participating Members harmless from and against any and all liability and costs, including attorneys’ fees, created by a breach of this Addendum by Seller, its agents or subcontractors, without regard to any limitation or exclusion of damages provision otherwise set forth in the Agreement(s).

Section 10. Insurance. Seller shall obtain and maintain during the term of this Agreement liability insurance covering claims based on a violation of the Standards or any applicable state law or regulation concerning the privacy of patient information. A copy of such policy or a certificate evidencing the policy shall be provided to Purchasing Partners upon written request.

III.	TERMINATION OF AGREEMENT WITH SELLER

Section 1. Term. This Addendum shall become effective on the later of April 14, 2003 or the effective date of the Agreement and, unless otherwise terminated as provided herein, shall continue to be effective until superseded by another agreement or until the relationship between Participating Members and Seller ceases.

Section 2. Termination Upon Breach of Provisions Applicable to Protected Health Information. Any other provision of the Agreement(s) notwithstanding, this Addendum and the Agreement(s) may be terminated by Purchasing Partners upon thirty (30) days written notice to Seller in the event that Seller breaches any provision contained in this Addendum and such breach is not cured within such thirty (30) day period. Participating Member may terminate its relationship with Seller in the event that Seller breaches any provision contained in this Addendum with respect to such Participating Member; provided, however, that in the event that termination of this Addendum with respect to such Participating Member is not feasible, in Participating Member’s sole discretion, Seller hereby acknowledges that Participating Member shall have the right to report the breach to the Secretary, notwithstanding any other provision of this Addendum or any Agreement(s) to the contrary.

Section 3. Return or Destruction of Protected Health Information upon Termination. Upon termination of this Addendum with respect to a certain Participating Member, Seller shall either return or destroy all PHI received from such Participating Member or created or received by Seller on behalf of such Participating Member and which Seller still maintains in any form. Seller shall not retain any copies of such PHI. Notwithstanding the foregoing, to the extent that Participating Member agrees that it is not feasible to return or destroy such PHI, the terms and provisions of this Addendum shall survive termination and such PHI shall be used or disclosed solely for such purpose or purposes which prevented the return or destruction of such PHI.

PREMIER PURCHASING PARTNERS, L.P.

HIPAA ADDENDUM

GROUP PURCHASING AGREEMENT

16. DEFINITIONS FOR USE IN THIS ADDENDUM

“Data Aggregation” shall mean, with respect to PHI created or received by Seller in its capacity as the business associate of a Participating Member, the combining of such PHI by Seller with the PHI received by Seller in its capacity as a business associate of another covered entity, to permit data analyses that relate to the health care operations of the respective covered entities.

“Designated Record Set” shall mean a group of records maintained by or for a Participating Member that is (i) the medical records and billing records about individuals maintained by or for such Participating Member, (ii) the enrollment, payment, claims adjudication, and case or medical management record systems maintained by or for a health plan; or (iii) used, in whole or in part, by or for such Participating Member to make decisions about individuals. As used herein the term “Record” means any item, collection, or grouping of information that includes PHI and is maintained, collected, used, or disseminated by or for Participating Member.

“Electronic Media” shall mean the mode of electronic transmissions. It includes the Internet, extranet (using Internet technology to link a business with information only accessible to collaborating parties), leased lines, dial-up lines, private networks, and those transmissions that are physically moved from one location to another using magnetic tape, disk, or compact disk media.

“Individually Identifiable Health Information” shall mean information that is a subset of health information, including demographic information collected from an individual, and (i) is created or received by a health care provider, health plan, employer, or health care clearinghouse; and (ii) relates to the past, present, or future physical or mental health or condition of an individual; the provision of health care to an individual; or the past, present or future payment for the provision of health care to an individual; and (a) identifies the individual, or (b) with respect to which there is a reasonable basis to believe the information can be used to identify the individual.

“Privacy Rule” shall mean the Standard for Privacy of Individually Identifiable Health Information, 45 C.F.R. Parts 160 and 164.

“Protected Health Information” shall mean Individually Identifiable Health Information that is (i) transmitted by electronic media, (ii) maintained in any medium constituting Electronic Media; or (iii) transmitted or maintained in any other form or medium. “Protected Health Information” shall not include (i) education records covered by the Family Educational Right and Privacy Act, as amended, 20 U.S.C. § 1232g and (ii) records described in 20 U.S.C. § 1232g(a)(4)(B)(iv).

“Secretary” shall mean the Secretary of the U.S. Department of Health and Human Services.

“Security Rule” shall mean the Security Standards, 45 C.F.R. Parts 160, 162 and 164.

EXHIBIT A-1

PRODUCT AND PRICING TERMS

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

1.	Pricing Tiers: Pricing tiers for Products shall vary according to total dollar volume of Products purchased per calendar year by Participating Members according to the following:

VOLUME TIERS	TOTAL PRODUCT PURCHASES ($ PER CALENDAR YEAR)
TIER 1	Access Price

TIER 2	[…***…]

TIER 3	[…***…]

2.	Pricing: The attached price list sets forth the net prices to be offered to Participating Members. Such prices do not reflect applicable Authorized Distributor fees.

3.	Price Protection: Seller agrees not to increase the Product prices set forth in the attached price list throughout the term of this Agreement.

4.	Aggregation Pricing Option: Participating Members which operate multi-facility systems and/or have established networks of facilities for purposes of group purchasing and have the ability to coordinate the purchasing decisions of such facilities shall be entitled to aggregate the purchasing volume within their respective systems and networks in order to meet the desired volume tier. For example, the parent organization of a multi-hospital health system or a group purchasing network that has the ability to coordinate the purchasing decisions of its member facilities shall have the right to aggregate the purchasing volume of such facilities in order to meet the desired volume tier. These parent organizations are designated as “top parents” on the Membership Roster.

5.	Market Checks: Upon Purchasing Partners’ reasonable request, Seller shall meet and confer i n good faith with Purchasing Partners to determine the on-going competitiveness of Product pricing under this Agreement. To the extent necessary to address competitive conditions, and upon the parties’ mutual written consent, Product prices shall be reduced. Examples of competitive conditions requiring a price decrease include without limitation industry-wide price decreases or situations where a group purchasing organization which competes with Purchasing Partners enters into a contract with a competitor of Seller for products which are competitive with the Products at prices significantly below the prices charged for Products under this Agreement.

* Confidential Treatment Requested

A1-1

EXHIBIT A-2

PRODUCT AND PRICING TERMS

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

6.	Designation Form: Attached hereto is a Designation Form which, if reasonably deemed necessary by Seller, shall be used by Participating Members to indicate their desired level of participation under the Volume Tiers as well as designate whether they wish to invoke the Aggregation Pricing Option described in Section 4 above and direct their Authorized Distributors to automatically substitute generically equivalent Products covered under this Agreement in lieu of any products described in the Participating Member’s purchase orders which are not covered under this Agreement. The Designation Form shall not be required for Tier 1 or access pricing, or if Seller already possesses sufficient information indicating Participating Members’ preferences with respect to these issues (“Member Preference Information”) or Seller and Purchasing Partners mutually agree that the Designation Form will not be utilized. Purchasing Partners shall have the right to confirm the accuracy of any such Member Preference Information prior to Seller’s reliance thereon. In instances where Seller reasonably determines that completion of the Designation Form by Participating Members is necessary for the administration of this Agreement, Seller hereby acknowledges that Participating Members which purchase Products without completing and returning the Designation Form shall nonetheless be deemed to have purchased Products under this Agreement at Volume Tier 1 and without application of the Aggregation Pricing Option or Automatic Substitution until such time as a Designation Form is completed and returned which indicates a different preference. The Purchasing Partners Administrative Fees described in Section 10.1 of the Agreement shall be due and payable by Seller with respect to all purchases of Products by Participating Members whether or not the applicable Participating Member has completed and returned the Designation Form. Seller and Purchasing Partners shall use their commercially reasonable efforts to implement a system whereby Designation Forms (or Participating Members’ Volume Tier, and Aggregation Pricing Option and Automatic Substitution elections in lieu of the Designation Form) may be transmitted electronically rather than in paper form.

7.	Reporting: Upon request, Seller shall provide Purchasing Partners copies of Participating Members’ Designation Forms and any other information in Seller’s possession indicating Participating Members’ Volume Tier.

A1-1

EXHIBIT A-2

PRODUCT AND PRICING TERMS

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

1. Tier. The undersigned Participating Member hereby designates the following desired tier under the above-referenced Premier Purchasing Partners, L.P. Group Purchasing Agreement:

a. Select one Tier by initialing below

Member Initials	TIERS	TOTAL PRODUCT PURCHASES ($ PER CALENDAR YEAR)

	TIER 1	Access Price

	TIER 2	[…***…]

	TIER 3	[…***…]

2. Aggregation Pricing Option. By initialing where indicated below, the undersigned Participating Member hereby elects to invoke Member shall be entitled to aggregate the purchases within its respective multi-facility system in Item I above. In order to invoke this election, the undersigned Participating Member the facilities it wishes to aggregate. Attached hereto as Schedule 1 is a list of all such facilities for updating such list on an annual basis. The undersigned Participating Member hereby elects to invoke the Aggregation Pricing Option: Participating Member’s Initials:

3. Automatic Substitution. By initialing where indicated below, the undersigned Participating Member hereby authorizes and directs its Authorized Distributors to automatically substitute any generically equivalent product covered under the above-reference Group Purchasing Agreement in lieu of any product described in such Participating Member’s purchase orders which is not covered under such agreement. The undersigned hereby elects to invoke Automatic Substitution: Participating Member’s Initials:

The undersigned Participating Member hereby acknowledges and confirms the above designations.

The undersigned Participating Member hereby acknowledges and confirms the above designations. Hospital	Seller

Print Name of Person Signing	Print Name of Person Signing

Signature	Signature

Title of Person Signing	Title of Person Signing

Date Signed	Date Signed

Entity Code

Print Name of Participating Member

Address

City and State

Upon completion, please submit this form to both Seller and Premier.

Masimo-	Premier, Inc.-

Fax: 949-297-7499	Fax: 704.733.4895

* Confidential Treatment Requested

A2-1

EXHIBIT A-2

PRODUCT AND PRICING TERMS

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

SCHEDULE 1

LIST OF PARTICIPATING MEMBER’S FACILITIES

(For Purposes of Implementing the Aggregation Pricing Option)

[TO BE COMPLETED BY THE PARTICIPATING MEMBER AND UPDATED ON AN ANNUAL BASIS]

System name:

Premier Entity Code	Participating Facility Name	City	ST	Phone Number	Contact Name

A2-2

EXHIBIT A-3 PRICE LIST	Masimo Corporation
Contract #: PP-NS-347	PULSE OXIMETERS
Contract Effective: 3/1/2006

[...***...]

* Confidential Treatment Requested

A3-1

EXHIBIT A-3 PRICE LIST	Masimo Corporation
Contract #: PP-NS-347	PULSE OXIMETERS
Contract Effective: 3/1/2006

[...***...]

* Confidential Treatment Requested

A3-2

EXHIBIT A-3 PRICE LIST	Masimo Corporation
Contract #: PP-NS-347	PULSE OXIMETERS
Contract Effective: 3/1/2006

[...***...]

* Confidential Treatment Requested

A3-3

EXHIBIT A-3 PRICE LIST	Masimo Corporation
Contract #: PP-NS-347	PULSE OXIMETERS
Contract Effective: 3/1/2006

[...***...]

* Confidential Treatment Requested

A3-4

EXHIBIT A-3 PRICE LIST	Masimo Corporation
Contract #: PP-NS-347	PULSE OXIMETERS
Contract Effective: 3/1/2006

[...***...]

* Confidential Treatment Requested

A3-5

EXHIBIT A-3 PRICE LIST	Masimo Corporation
Contract #: PP-NS-347	PULSE OXIMETERS
Contract Effective: 3/1/2006

[...***...]

* Confidential Treatment Requested

A3-6

EXHIBIT A-3 PRICE LIST	Masimo Corporation
Contract #: PP-NS-347	PULSE OXIMETERS
Contract Effective: 3/1/2006

[...***...]

* Confidential Treatment Requested

A3-7

EXHIBIT A-3 PRICE LIST	Masimo Corporation
Contract #: PP-NS-347	PULSE OXIMETERS
Contract Effective: 3/1/2006

[...***...]

* Confidential Treatment Requested

A3-8

EXHIBIT A-3 PRICE LIST	Masimo Corporation
Contract #: PP-NS-347	PULSE OXIMETERS
Contract Effective: 3/1/2006

[...***...]

* Confidential Treatment Requested

A3-9

EXHIBIT A-3 PRICE LIST	Masimo Corporation
Contract #: PP-NS-347	PULSE OXIMETERS
Contract Effective: 3/1/2006

[...***...]

* Confidential Treatment Requested

A3-10

EXHIBIT A-3 PRICE LIST	Masimo Corporation
Contract #: PP-NS-347	PULSE OXIMETERS
Contract Effective: 3/1/2006

[...***...]

* Confidential Treatment Requested

A3-11

EXHIBIT B

MEMBERSHIP ROSTER ACCESS INSTRUCTIONS

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

In order to access the Membership Roster, Seller must register for and receive approval to use Purchasing Partners’ Supplier Web Site. The following instructions apply:

I. Registration on Premier Web Site

Instructions:

1.	Go to http://www.premierinc.com

2.	Locate and select Register button

3.	Read and accept the terms of use

4.	A registration screen will appear

5.	Complete all required fields and click on Submit button

The registration process requires Seller to designate an individual to serve as a Membership Administrator who shall administer and monitor the terms of the Agreement related to the Membership Roster (see Article 3.0 of the Agreement) and reporting of information related to purchases (see Article 9.0 of the Agreement). The name of the Membership Administrator shall be provided to Purchasing Partners as of the Effective Date and Seller shall notify Purchasing Partners as to any change in the Membership Administrator.

Immediately following step 5 above, a confirmation page should appear on-screen. All registration remains subject to approval and verification by Purchasing Partners. Purchasing Partners shall notify Seller by e-mail or otherwise, when registration has been approved.

Following a successful registration, Seller shall access the Membership Roster by completing the following steps:

II. Instructions to Accessing Membership Roster on the Premier Web Site

Instructions:

1.	Go to http://www.premierine.com

2.	Locate and select the Supplier resources link

(located in the Popular Links block on the right side of page)

3.	Locate and select the For contracted suppliers link

(located in the links block on the left side of page)

4.	Locate and select Rosters link from the menu

5.	Locate and open the file, Detailed Instructions for Downloading Rosters

6.	Review and complete instructions

B-1

EXHIBIT C

AUTHORIZED DISTRIBUTORS

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

The list of Authorized Distributors will be provided by Seller and periodically updated according to the terms of the contract.

[...***...]

[...***...]

[...***...]

[...***...]

[...***...]

[...***...]

* Confidential Treatment Requested

C-1

EXHIBIT D

REPORTING FORMATS ACCESS INSTRUCTIONS

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

The required reporting formats as referenced in Article 9.0 are documented in Premier’s Electronic Reporting Format (PERF) guide. The PERF guide is available on Premier’s website, PremierInc.com. Please follow the instructions below for access.

1.	Go to http://www.premierinc.com

2.	Find the Popular links section in the vertical middle/horizontal right of the screen

3.	Click on the Supplier resources link

4.	Click on Related Links on the left side of the screen

5.	Click on Premier’s Electronic Reporting Format Guide in the body of the screen

6.	Read the brief article and select Premier’s Electronic Reporting Format Guide.pdf link.

The file is viewable or printable.

To get started, please read the Testing Process on page 4. When ready to start the testing process or to get answers to questions you may have, please contact the person listed on the cover page of the PERF Guide or any of the contacts listed on page 5. We’re here to help!!

D-1

EXHIBIT E

PAYMENT INSTRUCTIONS

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

All wires should be set up as follows:

Beneficiary:	Premier Purchasing Partners, L.P.

Beneficiary Bank:	Wells Fargo Bank Commercial Banking Office 401 B Street, Suite 2201 San Diego, CA 92101

Beneficiary Account:	[...***...]

Bank ABA:	[...***...]

Checks should be made payable to “Premier Purchasing Partners L.P.” and sent to the following address:

Premier Purchasing Partners, L.P.

BOX 77650

Los Angeles, CA 90084-7650

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Premier Purchasing Partners, L.P. 77650

1200 W. 7th Street, Ste. T2-210

Los Angeles, CA 90017-2349

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EXHIBIT F

MINORITY, WOMAN-OWNED AND SMALL BUSINESSES POLICY

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

Purchasing Partners desires to promote an environment that facilitates equal opportunity and access by qualified diversity suppliers, (i.e., small, minority, and woman-owned businesses) desiring to provide quality goods and services to Participating Members. Purchasing Partners is committed to encouraging such access through its procurement efforts. Purchasing Partners believes that implementing this policy is good business practice consistent with its mission and that of its members. Furthermore, Purchasing Partners and its affiliates recognize and are sensitive to the high level of importance that Premier members place on the development of minority, woman-owned and small businesses in their local communities.

Purchasing Partners will make every effort to offer a diverse supplier portfolio that meets or exceeds its’ members’ supplier diversity policies. In the event that Purchasing Partners’ supplier diversity portfolio does not meet particular members’ needs, Purchasing Partners’ policy will be to recommend to the Group Purchasing Policy Committee (the “Committee”) that it grant compliance exemption requests from affected members to the extent necessary to enable such members to comply with applicable federal, state, local or self- imposed supplier diversity policies. Any such exemption request is subject to the Committee’s normal approval process.

Purchasing Partners’ contracted suppliers are encouraged to spend a minimum of three percent (3%) of their annual production and raw material costs with minority-owned businesses and a minimum of two percent (2%) of such costs with women-owned businesses. Seller acknowledges that, subject to Purchasing Partners’ compliance with its existing contractual obligations, Purchasing Partners may enter into group purchasing agreements with any diverse suppliers and that one of the main factors underlying Purchasing Partners’ decision to enter into such agreements could be contracted suppliers’ inability or unwillingness to comply with such supplier diversity expenditure targets. Seller shall consider working with any diversity supplier reasonably recommended by Purchasing Partners to assist Seller and Participating Members in complying with the objectives described in this policy.

Seller shall provide a bi-annual report, documenting its expenditures with respect to diverse suppliers. Reporting is to commence within six months of the Effective Date and shall comply with the reporting dates and format set forth in the Premier Business Partner’s website, located under Industry Initiatives and is labeled Supplier Diversity 2nd Tier Report. Only reported purchases from minority and women-owned businesses that are certified by a valid national, state or local certification agency shall qualify for consideration under this policy. Each reported small business entity must have completed a self certification available in the format set forth at www.premierinc.com/supplierdiversity in order to qualify for consideration under this policy.

Suggested certifying agencies are:

•	National Minority Suppliers Development Council (www.umsdcus.org)

•	Women’s Business Enterprise National Council (www.wbenc.com)

•	Small Business Administration (www.sba.gov)

Supplier Diversity Plan: Seller’s diversity plan and compliance with this policy will be discussed during Seller’s periodic business reviews with Purchasing Partners.

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EXHIBIT G

SELLER INFORMATION SHEET

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

SECTION 1

Seller qualifies as a Small Business under the Small Business Administration criteria. If yes, complete Section 3.   Yes   ☒     No  ☐ (Most organizations qualify if they have fewer than 500 employees. However, there are some exceptions. To review criteria, please consult http://www.sba.gov/size, http://www.sba.gov/size/NAICS-matched-with-size-stds-umbrella.htm, or contact your federal government representative’s office.)

Seller’s, business is at least 51% owned/controlled/operated by a non-minority woman and such owner is a U.S. Citizen. If yes, complete Section 4.

    Yes   ☒     No  ☐

Seller’s business is at least 51% owned/controlled/operated by one of the following and such owner is a U.S. Citizen. If checked, complete Section 4.

African American (ethnic origin in any of the Black racial groups of Africa)

Hispanic American (ethnic origin in any of the Spanish speaking areas of Mexico, Central America, South America or the Caribbean basin.)

Asian-Pacific American (ethnic origin in Japan, China, Taiwan, Korea, Vietnam, Laos, Cambodia, the Philippines, Samoa, Guam, the U.S. Trust Territories of the Pacific or the Northern Marinas)

Asian-Indian American (ethnic origins in India, Pakistan or Bangladesh)

Native American (a person who is American Indian, Eskimo, Aleut or Native Hawaiian and regarded as such by the community of which the person claims to be a part)

Other:

Veteran; If checked, complete Section 5.

Special (Blind or Severe Disabilities)

☒   None of the above

EXHIBIT G

SELLER INFORMATION SHEET

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

SECTION 2

Seller currently maintains regular, ongoing certification for the following quality designations:

x ISO 9001-	Model for quality assurance in design, development, production, installation and servicing

x ISO 9002 -	Model for quality assurance in production, installation and servicing

x ISO 9003 -	Model for quality assurance in final inspection and test

x ISO 13485-	Medical Device Manufacturer

x ISO 14001-	Model for environmental management systems

x Other National/International Standards or Certifications: CE MARK

Please list any professional associations of which Seller is a member. (These may include, for example, National Association of Manufacturers, Food Distributors International, Medical Device Manufacturers Association, etc.) MDMA

SECTION 3

Complete this section only if you indicated that your company is a small business enterprise (SBE), sign below and fax this page to 704.733.4859.

1. Review the Small Business Administration (SBA) Size Standards information:

Go to: www.SBA.gov/size

Select: See NAICS Size Standards

Select: New Table of Small Business Size Standards based on NAICS codes

2. Determine if your company meets the required size standards based on your company’s NAICS codes.

3. If yes, complete the following information and sign the form.

I have reviewed information provided by SBA and hereby certify that

Company:

Subsidiary of:

NAICS code(s):

EXHIBIT G

SELLER INFORMATION SHEET

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

Operates independently and meets SBA size standards in:

(Please check one that applies)

•	Number of employees

•	Millions of dollars

Company Authorized Signature
Title
Phone number
Fax
Date

3.	Fax this signed page to Premier, Inc. at 704.733.4859.

SECTION 4

Complete this section only if you indicated that your company is woman-owned or minority-owned.

1.	Fax your company’s official local/city/state certification to 704.733.4859.

2.	For all questions about this documentation, please contact Gleatha Glispie at 630.891.4542.

SECTION 5

Complete this section only if you indicated that your company is veteran-owned.

1.	Fax your company’s DD-214 to 704.733.4859.

EXHIBIT I

ADDITIONAL WARRANTIES

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

Radical Manual

Warranty

Masimo warrants to the initial purchaser that each new pulse oximeter will be free from defects in workmanship or materials for a period of one (1) year from the date of purchase. Masimo’s sole obligation under this warranty is to repair or replace any product that Masimo deems to be covered under warranty with a repaired or a replacement pulse oximeter.

Battery is warranted for six (6) months from date of purchase.

To request a replacement under warranty, contact the licensed manufacturer or Masimo for a returned goods authorization. If the licensed manufacturer or Masimo determines that a product must be replaced under warranty, it will be replaced and the cost of shipment covered. All other shipping costs shall be the responsibility of the purchaser.

Exclusions

This warranty does not extend to any product that has been subject to misuse, neglect or accident; that has been damaged by causes external to the Product; that has been used in violation of the operating instructions supplied with the product. The warranty does not extend to any product that has been connected to an unlicensed instrument system, modified accessories or any unit that has been disassembled or reassembled by anyone but an authorized Masimo agent.

THIS WARRANTY, TOGETHER WITH ANY OTHER EXPRESS WRITTEN WARRANTY THAT MAY BE ISSUED BY MASIMO IS THE SOLE AND EXCLUSIVE WARRANTY AS TO MASIMO’S PRODUCTS. THIS WARRANTY IS EXPRESSLY IN LIEU OF ANY ORAL OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MASIMO SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS, DAMAGE OR EXPENSE DIRECTLY OR INDIRECTLY ARISING FROM THE USE OR LOSS OF USE OF ANY PRODUCTS. This limitation on liability shall not apply to Seller’s indemnification obligations under Section 12.1.

End-user license agreement

THIS DOCUMENT IS A LEGAL AGREEMENT BETWEEN YOU, THE “PURCHASER,” AND Masimo Corporation (“MASIMO”). IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, PROMPTLY RETURN THE ENTIRE PACKAGE, INCLUDING ALL ACCESSORIES, IN THEIR ORIGINAL PACKAGE, WITH YOUR SALES RECEIPT TO MASIMO FOR A FULL REFUND.

EXHIBIT I

ADDITIONAL WARRANTIES

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

1. Grant of License: In consideration of payment of the license fee, which is part of the price paid for this product, MASIMO grants to Purchaser a nonexclusive, nontransferable license, without right to sublicense, to use the copy of the incorporated software/firmware and documentation in connection with Purchaser’s use of the Masimo Products for their labeled purpose. MASIMO reserves all rights not expressly granted to Purchaser.

2. Ownership of Software/Firmware: Title to, ownership of, and all rights and interests in, any MASIMO software and/or firmware and the documentation, and all copies thereof, remain at all times vested in MASIMO Corporation, licensor to MASIMO, and they do not pass to Purchaser.

3. Assignment: Purchaser shall not assign or transfer this License, in whole or in part, by operation of law or otherwise, without MASIMO’s prior written consent; any attempt without such consent, to assign any rights, duties or obligations arising hereunder shall be void.

4. Copy Restrictions: The software/firmware and the accompanying written materials are copyrighted. Unauthorized copying of the software, including software that has been modified, merged, or included with other software, or other written materials is expressly forbidden. You may be held legally responsible for any copyright infringement that is cause or incurred by your failure to abide by the terms of this license. Nothing in this license provides any rights beyond those provided by 17 U.S.C. §117.

5. Use Restriction: As the Purchaser, you may physically transfer the products from one location to another provided that the software/firmware is not copied. You may not electronically transfer the software/firmware from the products to any other device. You may not disclose, publish, translate, release or distribute copies of the software/firmware or accompanying written materials to others. You may not modify, adapt, translate, reverse engineer, decompile, disassemble, or create derivative works based on the software/firmware. You may not modify, adapt, translate, or create derivative works based on the written materials without the prior written consent of MASIMO.

6. Transfer Restrictions: The software/firmware is licensed to the Purchaser, and may not be transferred to anyone, except other end-users, without the prior written consent of MASIMO. In no event may you transfer, assign, rent, lease, sell, or otherwise dispose of the software/firmware or the products on a temporary basis.

7. U.S. Government Rights: If you are acquiring software (including the related documentation) on behalf of any part of the United State Government, the following provisions apply: the software is deemed to be “commercial software” and “commercial computer software documentation,” respectively pursuant to DFAR Section 227.7202 FAR 12.212, as applicable. Any use, modification, reproduction, release, performance, display or disclosure of the software (including the related documentation) by the U.S. Government or any of its agencies shall be governed solely by the terms of this Agreement and shall be prohibited except to the extent expressly permitted by the terms of this agreement.

EXHIBIT I

ADDITIONAL WARRANTIES

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

LNOP L-Series adhesive sensors

WARRANTY

Masimo warrants to the initial buyer only that each product it manufactures, when used in accordance with the directions provided with the Products by Masimo, will be free of defects in materials and workmanship for a period of six (6) months. Single use products are warranted for single patient use only.

THE FOREGOING IS THE SOLE AND EXCLUSIVE WARRANTY APPLICABLE TO THE PRODUCTS SOLD BY MASIMO TO BUYER. MASIMO EXPRESSLY DISCLAIMS ALL OTHER ORAL, EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE. MASIMO’S SOLE OBLIGATION AND BUYER’S EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTY SHALL BE, AT MASIMO’S OPTION, TO REPAIR OR REPLACE THE PRODUCT.

WARRANTY EXCLUSIONS

This warranty does not extend to any product that has been used in violation of the operating instructions supplied with the product, or has been subject to misuse, neglect, accident or externally created damage. This warranty does not extend to any product that has been connected to any unintended instrument or system, has been modified, or has been disassembled or reassembled. IN NO EVENT SHALL MASIMO BE LIABLE TO BUYER OR ANY OTHER PERSON FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF ADVISED OF THE POSSIBILITY THEREOF. IN NO EVENT SHALL MASIMO’S LIABILITY ARISING FROM ANY PRODUCTS SOLD TO BUYER (UNDER A CONTRACT, WARRANTY, TORT OR OTHER CLAIM) EXCEED THE AMOUNT PAID BY BUYER FOR THE LOT OF PRODUCT(S) INVOLVED IN SUCH CLAIM. THE LIMITATIONS IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE ANY LIABILITY THAT, UNDER APPLICABLE PRODUCTS LIABILITY LAW, CANNOT LEGALLY BE PRECLUDED BY CONTRACT. This limitation on liability shall not apply to Seller’s indemnification obligations under Section 12.1.

EXHIBIT K

SELLER’S RETURNED GOODS POLICY

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

Supplier’s policy for returning goods and receiving credit is as follows:

•

As Member or Authorized Distributor’s (collectively, “Purchaser”) sole remedy and Supplier’s sole responsibility with respect to any breach of the Product warranty, Supplier shall accept Product for return, and repair or replace such Product, provided that: (i) such Product is returned to Manufacturer due to non-conformity with the warranty provided in Section 12; (ii) such Product is returned to Manufacturer within the warranty period; and (iii) Purchaser must first request and obtain from Supplier a Return Material Authorization Number.

•

In the event of a general recall or a limited recall, whether directed by the Food and Drug Administration or voluntarily on the part of Supplier, Purchaser will be refunded for Products subject to such recall that are returned to Supplier by Distributor in the amount paid by Purchaser for such Products. All shipping costs will be paid by Supplier. All returns from Members will be handled on a direct basis between Supplier and such Member unless otherwise agreed by Supplier and Purchasing Partners. Purchaser will maintain records of Product shipments, and as necessary to comply with appropriate federal, state or local authorities notification or handling of any customer complaints or other occurrences regarding the Products which are required by law to be so reported. Purchaser will notify Manufacturer of any such situations within 24 hours of becoming aware of any such occurrence.

Your Supplier key account manager will provide you with additional information on product returns.

•

RECEIVING — Damaged goods should be refused by the Purchaser. Freight damage should be noted on the carrier delivery papers and signed by the carrier driver and Supplier Customer Service Department notified in accordance with the procedure outlined below:

Any damage to product incurred during shipment from Supplier to the Purchaser should be refused.

•	Concealed shortages or damages within overpackers should be reported to Customer Service within 72 hours of delivery or credit will not be allowed.

•	Concealed shortages or damages within palletized shipments should be reported within 48 hours of delivery or credit will not be allowed.

•	Concealed shortages (manufacturer’s) within full cases should be reported to Customer Service immediately when encountered.

Any shipment discrepancy is to be noted on the carrier’s delivery papers. Purchaser is required to notify Customer Service within 48 hours of delivery in order for a credit and a replacement order to be processed.

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EXHIBIT L

ORDERING INSTRUCTIONS

SELLER:	Masimo Corporation

CONTRACT NUMBER:	PP-NS-347

PRODUCT CATEGORY:	Pulse Oximeters

Orders may be placed with Customer Service via phone or fax.

Customer Service

Phone: 800.326.4890

Fax: 949.297.7499

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PREMIER PURCHASING PARTNERS, L.P. AMENDMENT NUMBER #1 TO GROUP PURCHASING AGREEMENT

CONTRACT #: PP-NS-347

Product Category: Pulse Oximeters

Product Additions

This Amendment Number 1 (“Amendment”), is entered into effective July 15, 2006 (the “Effective Date”), and shall amend and modify the Group Purchasing Agreement (Contract #: PP-NS-347) by and between Premier Purchasing Partners, L.P. (“Purchasing Partners”), and Masimo Americas (“Seller”), dated effective March 1, 2006 (the “Agreement”), as follows:

1. Addition of Products. Effective as of the Effective Date, Exhibit A-3 Price Lists to the Agreement is hereby amended to add the Products set forth in Schedule 1 hereto. The price of such Products and other pertinent information concerning such Products is also set forth in Schedule 1 hereto.

2. Other Terms and Conditions. All other terms and conditions of the Agreement shall remain in full force and effect.

This Amendment is hereby executed as of the Effective Date by the parties’ authorized representatives set forth below.

PREMIER PURCHASING PARTNERS, L.P.		Masimo Americas
(“Purchasing Partners”)		(“Seller”)

By:	PREMIER PLANS, L.L.C., Its General Partner

By:	/s/ JOHN W. HARGETTE	By:	/s/ JIM BEYER

Printed Name:	John W. Hargette	Printed Name:	Jim Beyer

Title:	Vice President, Sourcing	Title:	Vice President, National Accounts

By:	/s/ THOMAS F. KEPPER

Printed Name:	Thomas F. Kepper

Title:	Senior Director, Contract Management

PP: /s/ CLD    Seller: /s/ JB

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Amd. 1

PP-NS-347 Amendment 1 Schedule 1 Effective July 15, 2006	Masimo Americas Pulse Oximeters Product Additions

Manufacturer Catalog Number	Item Description	UOM	Qty/UOM	Tier 1 Access Price	[…***…]	[…***…]
[…***…]

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PP-NS-347 Amendment 1 Schedule 1 Effective July 15, 2006	Masimo Americas Pulse Oximeters Product Additions

Manufacturer Catalog Number	Item Description	UOM	Qty/UOM	Tier 1 Access Price	[…***…]	[…***…]
[…***…]

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PREMIER PURCHASING PARTNERS, L.P. AMENDMENT NUMBER #2 TO GROUP PURCHASING AGREEMENT

CONTRACT #: PP-NS-347

Product Category: Pulse Oximeters

Product Additions

This Amendment Number 2 (“Amendment”), is entered into effective November 1, 2006 (the “Effective Date”), and shall amend and modify the Group Purchasing Agreement (Contract #: PP-NS-347) by and between Premier Purchasing Partners, L.P. (“Purchasing Partners”), and Masimo Americas (“Seller”), dated effective March 1, 2006 (the “Agreement”), as follows:

1. Addition of Products. Effective as of the Effective Date, Exhibit A-3 Price Lists to the Agreement is hereby amended to add the Products set forth in Schedule 1 hereto. The price of such Products and other pertinent information concerning such Products is also set forth in Schedule 1 hereto.

2. Price Decreases. Effective as of the Effective Date, Exhibit A-3 Price List to the Agreement is hereby amended to change the prices for the Products listed in the attached Schedule 2.

3. Other Terms and Conditions. All other terms and conditions of the Agreement shall remain in full force and effect.

This Amendment is hereby executed as of the Effective Date by the parties’ authorized representatives set forth below.

PREMIER PURCHASING PARTNERS, L.P.		Masimo Americas
(“Purchasing Partners”)		(“Seller”)

By:	PREMIER PLANS, L.L.C. Its General Partner

By:	/s/ JOHN W. HARGETTE	By:	/s/ JIM BEYER

Printed Name:	John W. Hargette	Printed Name:	Jim Beyer

Title:	Vice President, Sourcing	Title:	Vice President, National Accounts

By:	/s/ TIMOTHY M. REZASH

Printed Name:	Timothy M. Rezash

Title:	Senior Director, Contract Management

PP: /s/ CLD    Seller: /s/ JB

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PP-NS-347 Amendment 2 Schedule 1 Effective November 1	Masimo Americas Pulse Oximeters Product Additions

Manufacturer Catalog Number	Item Description	UOM	Qty/UOM	Tier 1 Access Price	[…***…]	[…***…]
[…***…]

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PP-NS-347 Amendment 2 Schedule 1 Effective November 1	Masimo Americas Pulse Oximeters Product Additions

Manufacturer Catalog Number	Item Description	UOM	Qty/UOM	Tier 1 Access Price	[…***…]	[…***…]
[…***…]

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Amd. 2	* Confidential Treatment Requested

PP-NS-347 Amendment 2 Schedule 1 Effective November 1	Masimo Americas Pulse Oximeters Product Additions

Manufacturer Catalog Number	Item Description	UOM	Qty/UOM	Tier 1 Access Price	[…***…]	[…***…]
[…***…]

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